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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of report (date of earliest event reported) October 13, 1998.

                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

       0-24984                                            95-4015834
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(Commission File Number)                       (IRS Employer Identification No.)

8955 Beverly Boulevard, Los Angeles, CA                                 90048
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (310) 786-1600
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              (Registrant's Telephone Number, Including Area Code)


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ITEM 5. OTHER EVENTS.


On October 13, 1998, NewStar Media Inc. (the "Company") was notified by The Nasdaq Stock Market, Inc. that the Company's common stock will continue to be listed on The Nasdaq Small Cap Market via an exception from the Net Tangible Assets requirement.

While the Company was not in compliance with the Net Tangible Assets requirement as of March 31, 1998, the Company was granted a temporary exception from this standard subject to the Company meeting certain conditions. In addition to complying with all continued listing requirements, (1) on or before November 16, 1998, the Company must make a public filing containing a September 30, 1998 balance sheet, with pro forma adjustments for any significant transactions or events occurring on or before the filing date, evidencing at least $2,700,000 in net tangible assets; and (2) on or before January 11, 1999, the Company must achieve a bid price for its common stock of at least $1.00 per share and maintain such a bid price for a minimum of ten consecutive trading days. The Company has not yet completed calculation of its September 30, 1998 balance sheet on a pro forma basis and the bid price of the Company's common stock is subject to a number of factors. Accordingly, the Company does not know at this time whether these conditions can be met, and there can be no assurance that they will be met. If at some future date the Company's securities should cease to be listed on the Nasdaq SmallCap Market, they may continue to be listed on the OTC - Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be NWSTC.








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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NEWSTAR MEDIA INC.



Date: October 15, 1998                        By: /s/ RONALD LIGHTSTONE
                                                 --------------------------
                                                 Ronald Lightstone
                                                 PRESIDENT AND CHIEF EXECUTIVE
                                                  OFFICER